UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2020 (October 2, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Randall A. Wotring as Chief Operating Officer of the Company

On October 2, 2020, AECOM (the “Company”) the Company and Randall A. Wotring mutually agreed that Mr. Wotring will resign from his position as Chief Operating Officer of the Company immediately, after which time he will serve in a non-executive officer capacity as Senior Advisor to the Chief Executive Officer until his retirement from the Company on December 31, 2020. In connection therewith, Mr. Wotring is eligible to receive the following compensation and benefits in accordance with the Company’s Senior Leadership Severance Plan: (i) a lump sum payment equal to his annual base salary; (ii) a prorated annual incentive award payment for fiscal year 2021; (iii) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12; and (iv) 12 months of additional service vesting credit for purposes of his outstanding equity awards. Mr. Wotring’s receipt of the foregoing compensation and benefits is subject to his execution of a separation and release agreement containing a general release of claims in favor of the Company as well as customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

Departure of Steve Morriss as Group President, Design and Consulting Services – Americas of the Company

On October 2, 2020, the Company and Steve Morriss mutually agreed that Mr. Morriss will resign from his position as Group President, Design and Consulting Services – Americas of the Company effective immediately. Mr. Morriss may continue to provide transition-related services to the Company under a short-term consulting arrangement on a month-to-month retainer at a pro rata monthly rate calculated based on his current base salary. In connection therewith, Mr. Morriss is eligible to receive the following compensation and benefits in accordance with the Company’s Senior Leadership Severance Plan: (i) a lump sum payment equal to his annual base salary; (ii) an annual incentive award payment for fiscal year 2020; (iii) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12; and (iv) 12 months of additional service vesting credit for purposes of his outstanding equity awards. Mr. Morriss’ receipt of the foregoing compensation and benefits is subject to his execution of a separation and release agreement containing a general release of claims in favor of the Company as well as customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.

Item 8.01. Other Information.

On October 5, 2020, the Company issued a press release announcing the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 5, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: October 8, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer